UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
COMMERCE ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 1, 2007, Commerce Energy Group, Inc., a Delaware corporation (the “Company”), Commerce Energy, Inc., a California corporation and wholly-owned subsidiary of the Company (“Commerce”), and Wachovia Capital Finance Corporation (Western), a California corporation (the “Agent”), entered into a Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) amending the Loan and Security Agreement among the Company, Commerce and the Agent dated June 8, 2006 (as previously amended, the “Credit Facility”). Under the Fifth Amendment, the amount of Excess Availability (as defined in the Credit Facility) required to be maintained by Commerce will be reduced to $2,500,000 for the periods of August 1, 2007 through August 30, 2007 and September 1, 2007 through September 29, 2007 and $5,000,000 on the dates of August 31, 2007 and September 30, 2007. From and after October 1, 2007, Commerce will be required to maintain $10,000,000 of Excess Availability.
The foregoing summary of the Fifth Amendment is not complete and is qualified in its entirety by reference to the actual Fifth Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Company, Commerce and the Agent previously entered into a Fourth Amendment to Loan and Security Agreement on June 26, 2007 (the “Fourth Amendment”) amending the Credit Facility in a manner that was immaterial to the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Fifth Amendment to Loan and Security Agreement dated August 1, 2007 among Commerce Energy, Inc., Commerce Energy Group, Inc. and Wachovia Capital Finance Corporation (Western).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: August 1, 2007	By:	/s/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Fifth Amendment to Loan and Security Agreement dated August 1, 2007 among Commerce Energy, Inc., Commerce Energy Group, Inc. and Wachovia Capital Finance Corporation (Western).